                                                                    EXHIBIT 5.01

                      [Form of Exhibit 5.01 Legal Opinion]

                              __________ ___, 2002

FormFactor, Inc.
2140 Research Drive
Livermore, California  94550

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-1 (Registration Number 333-86738) filed by FormFactor, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on April 22, 2002 (as subsequently amended from time to time, the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to _______________ shares of the Company's Common Stock, par value $0.001 per share (the "STOCK").

      In rendering this opinion, we have examined the following.

      (1) the Company's Certificate of Incorporation, certified by the Delaware Secretary of State on July 6, 2001 and Amendment to Restated Certificate of Incorporation, certified by the Delaware Secretary of State on April 10, 2002.

      (2) form of the Company's Amended and Restated Certificate of Incorporation to be filed upon the closing of the offering contemplated by the Registration Statement.

      (3) form of the Company's Amended and Restated Certificate of Incorporation to be filed upon conversion of the Company's Preferred Stock into Stock at the closing of the offering contemplated by the Registration Statement.

      (4) the Company's Bylaws, certified by the Company's Secretary on ____________ ___, 2002.

      (5) the Company's Restated Bylaws to be effective upon the closing of the offering contemplated by the Registration Statement.

      (6) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

      (7)   the Prospectus prepared in connection with the Registration
            Statement.

      (8) the minutes of meetings and actions by written consent of the stockholders and the Board of Directors of the Company that are contained in the Company's minute books that are in our possession.

____________ ___, 2002
Page 2

      (9) the stock records for the Company that the Company has provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated __________ ___, 2002 verifying the number of such issued and outstanding securities).

      (10) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "MANAGEMENT CERTIFICATE").

      (11) the Underwriting Agreement by and among the Company and the several underwriters party thereto, a form of which is attached as Exhibit
            1.01 to the Registration Statement (the "UNDERWRITING AGREEMENT").

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of the Underwriting Agreement by the parties thereto other than the Company. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

____________ ___, 2002
Page 3

      Based upon the foregoing, it is our opinion that the up to _______________ shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks only as of its date and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                        Very truly yours,

                                        FENWICK & WEST LLP


                                        By:
                                            ------------------------------------